Contacts:
Investors/Corporate:        Media:
John R. Emery           Felicia Vonella
Chief Financial Officer        Lazar Partners Ltd.
(732) 537-4804           (212) 843-0210
investor@ventiv.comfvonella@lazarpartners.com

Ventiv Health Completes Strategic Acquisition of Smith Hanley Corporation

SOMERSET, NEW JERSEY, October 15, 2004 -- Ventiv Health, Inc (Nasdaq: VTIV), a leading provider of late-stage clinical, sales, marketing and compliance solutions to the world’s largest pharmaceutical organizations as well as to emerging and specialty pharmaceutical and biotech organizations, today announced that it has completed its acquisition of Smith Hanley Corporation, a leading provider of late-stage clinical staffing and recruiting services to the U.S. pharmaceutical industry.

About Ventiv Health

Ventiv Health, Inc. (NASDAQ: VTIV) is a leading provider of late-stage clinical, sales, marketing and compliance solutions to the world’s largest pharmaceutical companies as well as to emerging and specialty pharmaceutical and biotech organizations. Ventiv’s clients include more than 75 pharmaceutical and biotech organizations, including virtually all of the top 20 global pharmaceutical companies.

The Ventiv delivery model is flexible and client-focused, enabling Ventiv to rapidly respond to changing client needs and market conditions across the full spectrum of late-stage clinical, sales, marketing and compliance services, with both integrated and independent programs. These include: Sales and Marketing Teams (Ventiv Sales and Marketing Teams™), Clinical Staffing and Recruiting (Smith Hanley Corporation), Planning and Analytics (Health Products Research®), Sample Accountability/Patient Assistance Programs (The Franklin Group), Marketing Support (PROMOTECH), Recruitment (Ventiv Recruitment Services™), Professional Development and Training (Ventiv Professional Development Group™), Data Solutions (Total Data Solutions™) and Clinical Support (The Therapeutics Institute™). Ventiv is a multi-disciplinary company with a singular focus on providing excellence in customized solutions to meet clients’ late-stage clinical, sales, marketing and compliance objectives.

Ventiv’s approximately 4,000 employees support over 75 client organizations. For more information on Ventiv Health, visit www.ventiv.com.

About Smith Hanley Corporation

Smith Hanley Corporation is a leading provider of outsourced clinical staffing and recruiting services to the pharmaceutical industry. Smith Hanley provides outsourced contract staffing and recruiting services for pharmaceutical clinical research trials through its Smith Hanley Consulting Group and MedFocus units, with core expertise in staffing mission-critical positions such as biostatisticians, SAS programmers, data managers, clinical research associates (CRAs), medical writers and regulatory affairs personnel. Smith Hanley’s approximately 800 employees support more than 65 pharmaceutical and biotechnology clients, including 14 of the top 20 global pharmaceutical companies. Additionally, Smith Hanley’s executive recruiting groups serve clients in the financial services, consumer products, consulting, and insurance industries. For more information on Smith Hanley, visit www.smithhanley.com, www.smithhanley-consulting.com, and www.medfocus.com .

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks that may cause Ventiv Health's performance to differ materially. Such risks include, without limitation: changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing; our ability to compete successfully with other services in the market; our ability to maintain large client contracts or to enter into new contracts; uncertainties related to future incentive payments and revenue share agreements; and, our ability to operate successfully in new lines of business. Readers of this press release are referred to documents filed from time to time by Ventiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

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